                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

              Switzerland                                      98-0186363
(State of Incorporation or Organization)          (I.R.S. Employer Identification no.)

     Bahnhofstrasse 45, Zurich and
        Aeschenvorstadt 1, Basel
(Address or Principal Executive Offices)                       (Zip Code)

  If this form relates to the                     If this form relates to the
  registration of a class of securities           registration of a class of
  pursuant to Section 12(b) of the                securities pursuant to Section 12(g)
  Exchange Act and is effective                   of the Exchange Act and is effective
  pursuant to General Instruction                 pursuant to General Instruction
  A.(c), please check the following               A.(d), please check the following
  box: /X/                                        box: / /

Securities Act registration statement file number to which this form
relates:                                                            333-46930
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                        Name of Each Exchange on Which
       To be so Registered                        Each Class is to be Registered
       -------------------                        ------------------------------
GOALs+ due [ ], 20[ ] (linked to the
  common stock of WorldCom, Inc.)                     American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the form of Prospectus Supplement filed with the Commission on [ ], 2002 under Rule 424(b) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.


ITEM 2.           EXHIBITS.

                  1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

                  2. Form of GOALs+ due [ ], 20[ ] (linked to the common stock of WorldCom, Inc.)
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                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  UBS AG
                                                     (Registrant)


Date:  January 10, 2002                           By:  /s/ Robert C. Dinerstein
                                                       ------------------------
                                                           Robert C. Dinerstein
                                                           Managing Director




                                                  By:  /s/ Robert B. Mills
                                                       ------------------------
                                                           Robert B. Mills
                                                           Managing Director